Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D, as amended, with respect to the Common Stock, par value $0.001 per share, of Palmer Square Capital BDC Inc., dated as of June 27, 2025 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

EXCELSIOR HOLDINGS D2 LLC

/s/ Michael J. Elliott
Name:	Michael J. Elliott
Title:	Vice President
Date:	June 27, 2025

OV MANAGEMENT LLC

/s/ Michael J. Elliott
Name:	Michael J. Elliott
Title:	President
Date:	June 27, 2025

RMS FAMILY TRUST COMPANY

/s/ Joseph S. Langel
Name:	Joseph S. Langel
Title:	Vice President
Date:	June 27, 2025